UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2010

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director.

On March 30, 2010, the board of directors (the "board") of InterDigital, Inc. (the "company"), upon the recommendation of the nominating and corporate governance committee, elected Jeffrey K. Belk, Managing Director of ICT168 Capital, LLC, as a new director. The board also named Mr. Belk to the audit committee. A copy of the press release announcing Mr. Belk’s election is attached hereto as Exhibit 99.1.

Mr. Belk will be compensated in accordance with the compensation program for the company’s outside directors, as described in Exhibit 10.67 to the company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on February 26, 2010. Accordingly, upon his election to the board, he received an initial election award of 4,000 restricted stock units, which vest in full on the first anniversary of the grant date, and a prorated award of 362 restricted stock units, which vest in full on June 4, 2010, for his partial service during the 2009-2010 board year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 InterDigital, Inc. press release dated March 30, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

April 1, 2010	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	InterDigital, Inc. press release dated March 30, 2010